Exhibit 99.1

I-many Closes Acquisition of GHX Pharma Solutions Data Validation Assets

EDISON, N.J. – February 20, 2008 – I-many, Inc. (NASDAQ:IMNY), a leading provider of contract management software and services for the enterprise, has completed the previously announced acquisition of the ClaimRight data validation software business from Global Healthcare Exchange, LLC and Global Healthcare Exchange, Inc. (GHX). With the acquisition, I-many acquired highly talented and uniquely skilled employees from GHX, as well as valuable intellectual property and business process knowledge that will increase the strength of I-many’s product offerings. The purchase was an all cash transaction totaling $2.2 million, with $1.6 million payable at closing and $600,000 in milestone payments spread over the following year.

“We can now begin the process of integrating the data validation assets into our current product portfolio,” said David Blumberg, executive vice president of fulfillment services for I-many. “Incorporating the ClaimRight data validation software into our current life sciences solutions will give our customers an even more powerful solution to manage critical compliance applications internally and effectively mitigate fraud, duplication, and legal liability.”

John A. Rade, president and chief executive officer of I-many commented, “Prescription data validation is a billion dollar problem and implementing an effective solution has become a critical part of the managed care rebate contracting process. Only I-many delivers proven sophisticated systems to top pharmaceutical companies in order to handle the crushing volumes and daunting problems of managed care data. This acquisition allows I-many to consolidate our leadership and dominance in managed care, while we continue to build on our expertise and technology leadership in enterprise contract management.”

The I-many Contract Management Suite for Life Sciences™ is the only solution to completely address contract lifecycle requirements with a fully integrated solution. Prescription data validation is a critical part of a comprehensive managed care application. The result for I-many customers is a more comprehensive end-to-end solution that provides greater levels of insight into contract performance. It also enhances the ability of these companies to improve profitability and achieve a measurable return on investment.

About I-many®

I-many (NASDAQ:IMNY) is the leading provider of contract management software and services for the enterprise. With hundreds of customers across 21 industries worldwide, I-many is enabling businesses to manage the entire contract lifecycle, from pre-contract processes and contract management to active compliance and contract optimization. The result is an end-to-end solution that provides enterprises with greater levels of insight into contract performance, allowing companies to improve profitability and achieve measurable return on investment. For more information, please visit www.imany.com.

I-many, Inc., 399 Thornall Street, 12th Floor, Edison, NJ 08837 Tel.1.800.832.0228, www.imany.com

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which include statements with respect to the expected closing date and planned use of net proceeds from the company’s private placement, are subject to numerous risks and uncertainties that may cause actual events or results to differ materially from those set forth in the statements. No forward-looking statements can be guaranteed, and actual results may vary from those expressed or implied herein. Factors that could affect these results include: the risk of unforeseen technical or practical impediments to planned software development, which could affect the company’s product release timetable; the inherent risks of large software implementation projects, which can cause customer disagreements that could affect I-many’s ability to collect both services and license revenue, whether recognized or deferred; the possibility that customers could cancel maintenance and support services at the time of annual renewal, which could decrease I-many’s base of recurring revenue; the possibility that economic conditions will deteriorate; the possibility that extraordinary events outside the company’s control could extend the length of the sales cycle for the company’s products or make the market for the company’s products more unpredictable; and the risk that the company will not be successful in opening new markets for its products. These risk factors are further described in the section titled “Risk Factors” in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, as filed by the company with the SEC. As a result of such risks, uncertainties and factors, the company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. I-many is providing the information in this news release as of this date and does not undertake any obligation to update any forward-looking statements contained in this news release as a result of new information, future events or otherwise.

I-many Contacts:

Kevin Harris, CFO

732.452.1515

kharris@Imany.com

or

Investor Relations:

Liolios Group, Inc.

Ron Both, 949.574.3860

ron@liolios.com

or

Geoffrey Plank, 949.574.3860

geoffrey@liolios.com

I-many, Inc., 399 Thornall Street, 12th Floor, Edison, NJ 08837 Tel.1.800.832.0228, www.imany.com